UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2005

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On November 21, 2005 The Coast Distribution System, Inc. issued a press release reporting that its Board of Directors had, pursuant to its previously announced dividend policy, declared a quarterly cash dividend, for the quarter ending December 31, 2005, in the amount of $0.04 per share. The dividend is payable on December 12, 2005 to all stockholders of record as of December 1, 2005. A copy of that press release is attached as Exhibit 99.1 to, and by this reference is incorporated into, this Report.

As stated in its press release, the declaration of cash dividends in the future, pursuant to the Company’s dividend policy, is subject to final determination by the Board of Directors based on a number of factors, including the Company’s financial performance and its available cash resources. Also, it could become necessary for the Company to obtain the consent of its lender under its secured bank loan agreement in order to pay cash dividends in the future. For these reasons, as well as other reasons, there can be no assurance that that the Board of Directors will not decide to reduce, suspend or discontinue the payment of cash dividends in the future.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No	Description
99.1	Press Release issued November 21, 2005 announcing the declaration of a quarterly cash dividend of $0.04 per share for the quarter ending December 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: November 22, 2005	By:	/s/ SANDRA A. KNELL
Sandra A. Knell, Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No	Description
99.1	Press Release issued November 21, 2005 announcing the declaration of a quarterly cash dividend of $0.04 per share for the quarter ending December 31, 2005

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